LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various
 Federated funds Funds
have been named as
defendants in
several class action
lawsuits now pending
in the United States
District Court for
the District of Maryland
 The lawsuits were
purportedly filed on
behalf of people who
 purchased owned andor
 redeemed shares of
Federatedsponsored
 mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar in
alleging that Federated
 engaged in illegal
and improper trading
practices including
 market timing and late
trading in concert
with certain institutional
 traders which allegedly
caused financial injury
to the mutual fund
shareholders These
lawsuits began to
be filed shortly after
 Federateds first
public announcement
 that it had received
requests for information
on shareholder trading
activities in the
Funds from the SEC the
 Office of the New York
 State Attorney General
 NYAG and other authorities
 In that regard on November
 28 2005
Federated announced that
it had reached final
settlements with the SEC
 and the NYAG with respect
 to those matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market
 timing arrangements
 and late trading The
 SEC made
findings that Federated
 Investment Management
 Company FIMC an SECregistered
 investment adviser to
various Funds and
Federated Securities
Corp an SECregistered
 brokerdealer and distributor
 for the Funds violated
provisions of the Investment
 Advisers Act and Investment
 Company Act
by approving but not
 disclosing three market
 timing arrangements or
 the associated conflict
 of interest between
FIMC and the funds involved
 in
the arrangements either
 to other fund shareholders
 or to the funds board
and that Federated Shareholder
 Services Company formerly an
SECregistered transfer agent
 failed to prevent a customer
and a Federated employee
from late trading in
 violation of provisions
of the Investment
Company Act The NYAG
 found that such conduct
violated provisions of
 New York State law
 Federated entered into
the settlements without
admitting or denying
 the regulators findings
 As Federated previously
reported in 2004 it has
 already paid approximately
80 million to certain funds
as determined by an
independent consultant
As part of these settlements
 Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
 additional 72 million
 and among other things
 agreed that it would
 not serve as investment
 adviser to any registered
investment company unless
i at least 75 of the funds
directors are independent
 of Federated ii the chairman
of each such fund is independent
 of
Federated iii no action may be
taken by the funds board or
 any committee thereof unless
 approved by a majority of
the independent trustees of
the fund or committee respectively
 and iv the fund appoints
a senior officer who reports
 to the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
 and for managing the
 process by which management
 fees charged to
a fund are approved The
settlements are described
in Federateds announcement
 which along with previous
 press releases and related
communications on those
matters is available in the
 About Us section of
Federateds website at
 FederatedInvestorscom
Federated entities have
 also been named as
defendants in several
additional lawsuits
that are now pending
 in the United States
 District Court for
the Western District
of Pennsylvania alleging
 among other things excessive
 advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds in
each of the lawsuits
described in the
preceding two paragraphs
 Federated and the Funds
 and their respective
counsel have been defending
 this litigation and none
 of the Funds
remains a defendant in any
 of the lawsuits though
 some could potentially
receive any recoveries
as nominal defendants
Additional lawsuits based
upon similar allegations
 may be filed in the
future The potential impact
 of these lawsuits all
of which seek unquantified
 damages attorneys fees
and expenses and future
 potential similar suits
 is uncertain Although we
 do not believe that these
 lawsuits will have a material
 adverse effect on
the Funds there can be no
 assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions
 reduced sales of Fund shares
or other adverse consequences
for the Funds